                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                               CINEMARK USA, INC.


  OFFER TO EXCHANGE UP TO $360,000,000 OF ITS 9% SENIOR SUBORDINATED NOTES DUE
                                      2013

    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

 FOR ANY AND ALL OF ITS OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2013 THAT WERE ISSUED ON FEBRUARY 11, 2003 AND MARCH 7, 2003 IN TRANSACTIONS EXEMPT FROM
                     REGISTRATION UNDER THE SECURITIES ACT


                Pursuant to the Prospectus dated          , 2003


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's 9% Senior Subordinated Notes due 2013, $150 million of which was issued in a private offering on February 11, 2003 and $210 million of which was issued in a private offering on May 7, 2003 (collectively, the "Existing 9% Notes") are not immediately available, (ii) Existing 9% Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York Trust Company of Florida, N.A. (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Existing 9% Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Existing 9% Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Existing 9% Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 2003, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE
WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

 By Registered or Certified        By Hand or Overnight          Facsimile Transmissions:
             Mail:                       Delivery:             (Eligible Institutions Only)
 The Bank of New York Trust     The Bank of New York Trust            (212) 298-1915
  Company of Florida, N.A.       Company of Florida, N.A.
 Corporate Trust Operations     Corporate Trust Operations      To Confirm by Telephone or
     Reorganization Unit            Reorganization Unit            for Information Call:
 101 Barclay Street, 7 East    101 Barclay Street -- 7 East        Santino Ginocchietti
  New York, New York 10286       New York, New York 10286             (212) 815-6331
 Attn: Santino Ginocchietti     Attn: Santino Ginocchietti

                             ---------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Cinemark USA, Inc., a Texas corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Existing 9% Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Existing 9% Notes."



Aggregate Principal Amount                           Name(s) of Registered Holder(s): ----------------
Amount Tendered: $ ----------------------------*     ---------------------------------------------------
                                                                       Certificate No(s) (if available):
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
$
--------------------------------------------------------------------------------------------------------
                  (TOTAL PRINCIPAL AMOUNT REPRESENTED BY INITIAL NOTES CERTIFICATE(S))
If Existing 9% Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:
--------------------------------------------------------------------------------------------------------
Date:
--------------------------------------------------------------------------------------------------------

* Must be in integral multiples of $1,000.
--------------------------------------------------------------------------------------------------------


     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

-------------------------------------------------------------------------------------------------------------
                                              PLEASE SIGN HERE
X ------------------------------------------------        X ------------------------------------------------
X ------------------------------------------------        X ------------------------------------------------
 SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY                                DATE
Area Code and Telephone Number:
-------------------------------------------------------------------------------------------------------------


     Must be signed by the holder(s) of the Initial Notes as their name(s) appear(s) on certificates for Existing 9% Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.


                      Please print name(s) and address(es)

Name(s):
             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

Capacity:
             -------------------------------------------------------------------

Address(es):
             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)


     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Existing 9% Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing 9% Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.



     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Existing 9% Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


-------------------------------------------  -------------------------------------------
               NAME OF FIRM                             AUTHORIZED SIGNATURE

-------------------------------------------  -------------------------------------------
                  ADDRESS                                       TITLE
                                                       (Please Type or Print)
-------------------------------------------
                 ZIP CODE

Area Code and
Telephone Number:                            Date:
------------------------------               -------------------------------------------


NOTE: DO NOT SEND CERTIFICATES FOR EXISTING 9% NOTES WITH THIS FORM.
      CERTIFICATES FOR EXISTING 9% NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                        2